Exhibit 1.1

1,050,000 Shares of Common Stock

Eagle Bancorp Montana, Inc.

UNDERWRITING AGREEMENT

October 11, 2017

D. A. Davidson & Co.

As Representative of the several Underwriters

c/o D. A. Davidson & Co.

8 Third Street North

The Davidson Building

Great Falls, Montana 59401

Ladies and Gentlemen:

Eagle Bancorp Montana, Inc., a Delaware corporation (the “Company”) proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as Representative (the “Representative”), an aggregate of 1,050,000 shares of outstanding common stock, par value $0.01 per share (the “Common Stock”), of the Company. The 1,050,000 shares of Common Stock to be sold by the Company are collectively called the “Firm Common Shares.” The representative amounts of Firm Common Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. In addition, the Company has granted to the Underwriters an option to purchase up to an additional 139,041 shares of Common Stock (the “Optional Common Shares”) as provided in Section 2 hereof. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares, are collectively called the “Common Shares.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), a registration statement on Form S-3 (File No. 333-216983), as amended, which contains a prospectus used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, and the documents incorporated by reference in the prospectus contained in the registration statement under the Act, and the rules and regulations promulgated thereunder (collectively, the “Rules and Regulations”), and including any prospectus supplement and other required information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, or pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act”), and the rules and regulations promulgated thereunder, is called the “Registration Statement;” provided, that in the event of any amendment thereto before the Closing Date (as hereinafter defined), including a registration statement (if any) filed pursuant to Rule 462 under the Act, the term Registration Statement shall include such amendment.

The prospectus included in the Registration Statement at the time it became effective is hereinafter called the “Base Prospectus,” except that if any prospectus differs from the prospectus on file at the time the Registration Statement became effective, the term “Prospectus” shall refer to such differing prospectus as of and from the time such prospectus is filed with the Commission pursuant to Rule 424(b), and as of and from the time it is first provided to the Underwriters by the Company for such use. The term “Preliminary Prospectus” as used herein means collectively, (i) each preliminary prospectus contained in the Registration Statement and (ii) any preliminary prospectus supplement subject to completion that is filed with the Commission pursuant to Rule 424(b), including the Sale Preliminary Prospectus. The term “Sale Preliminary Prospectus” as used herein means the Preliminary Prospectus dated October 10, 2017. References herein to any Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Common Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed after the date of such Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act and incorporated by reference in such Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

“Issuer Free Writing Prospectus” as used herein means any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Common Shares identified on Annex I hereto. “Disclosure Package” as used herein means the Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus, Prospectus, any Issuer Free Writing Prospectus, and any pricing terms set forth in Annex II to this Agreement.

For purposes of this Agreement, the term “Subsidiaries” refers to Opportunity Bank of Montana (the “Bank”), and Eagle Bancorp Statutory Trust I and AFSB NMTC Investment Fund, LLC, and the term “Incorporated Documents” refers to those reports filed under the Exchange Act and incorporated by reference into the Registration Statement, Disclosure Package, Prospectus, Sale Preliminary Prospectus or Preliminary Prospectus.

1.       Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as follows:

(a)     The Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; and such Registration Statement was declared effective by the Commission on April 28, 2017. The Company has complied with all requests of the Commission for additional or supplemental information. If required by Rule 430A, Rule 430B or Rule 430C under the Act, the Company will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information required by Rule 430A, Rule 430B or Rule 430C. Copies of the Registration Statement, the Base Prospectus, each Preliminary Prospectus, the Sale Preliminary Prospectus and the Prospectus, any amendments or supplements thereto, and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one executed copy of the Registration Statement and of each amendment thereto) have been delivered or made available to the Representative.

(b)     No stop order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued to the Company by the Commission nor has the Company received notice that any proceedings have been instituted or, to the Company’s knowledge, threatened for that purpose.

(c)     Each of the Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus and Registration Statement, including the documents incorporated by reference therein, conforms, and the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus, including the documents incorporated by reference therein, will, when they become effective or are filed with the Commission, as the case may be, conform, in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement, at the time it became effective, including the documents incorporated by reference therein, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereto, as of the applicable filing date, and the Sale Preliminary Prospectus, and any amendment or supplement thereto, as of 8:00 a.m. Eastern Time on the date of this Agreement or such other time as agreed by the Company and the Representative (the “Initial Sale Time”), including the documents incorporated by reference therein, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Initial Sale Time, including the documents incorporated by reference therein, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not and will not conflict with the information contained in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus, the Sale Preliminary Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein as identified in Section 10 hereof.

(d)     At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not (and currently is not) an “ineligible issuer” as defined in Rule 405 under the Act. Other than written communications approved in advance by the Representative or listed in Annex I hereto, the Company has not prepared or used, and will not prepare or use, a free writing prospectus, as such term is defined in Rule 405 of the Rules and Regulations (a “Free Writing Prospectus”), in connection with the offering and sale of the Common Shares.

(e)     There are no contracts, agreements or other documents of the Company or any Subsidiary that are required to be described in the Disclosure Package, Sale Preliminary Prospectus and Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed as required by the Act and the Rules and Regulations. Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Disclosure Package, Sale Preliminary Prospectus or the Prospectus or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company or any of the Subsidiaries or any other party to such contract or agreement.

(f)     There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Disclosure Package, Sale Preliminary Prospectus and Prospectus which have not been described as required and any such business relationship or related party transaction described therein is a fair and accurate description in all material respects of the relationships and transactions so described. There are no statutes or regulations required to be described in the Disclosure Package, Sale Preliminary Prospectus and Prospectus which have not been described as required.

(g)     The consolidated financial statements of the Company and its Subsidiaries, together with the notes thereto, filed as part of or incorporated by reference in the Registration Statement or included or incorporated by reference in the Disclosure Package, Sale Preliminary Prospectus or Prospectus, comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and fairly present the financial position of the Company and its Subsidiaries, as of the dates indicated and the results of operations and changes in financial position for the periods therein specified; and said consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise stated in the related notes thereto). No other financial statements or schedules are required to be filed as part of or incorporated by reference in the Registration Statement or included or incorporated by reference in the Disclosure Package, Sale Preliminary Prospectus or Prospectus. The financial information included in the Sale Preliminary Prospectus and Prospectus under the caption “Summary Historical Financial Data” presents fairly the information set forth therein at the dates and for the periods indicated. Pro Forma financial statements are not required to be included in the Registration Statement or the Sale Preliminary Prospectus or the Prospectus under the Act or the Rules and Regulations. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act contained in the Disclosure Package Registration Statement, Sale Preliminary Prospectus or Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(h)     Davis Kinard & Co., PC, who have expressed their opinion with respect to certain of the financial statements and the related notes thereto incorporated in the Disclosure Package, Sale Preliminary Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) as required by the Act.

(i)     The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package.

(j)     This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles, and except as obligations of the Company under the indemnification provisions hereof may be limited under federal or state securities laws and public policy relating thereto.

(k)     The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Common Shares by the Company, will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any Subsidiary is subject, or (ii) violate any judgment, decree, order, statute, rule or regulation of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, which breaches, violations, defaults or liens would have a material adverse effect upon the condition (financial or otherwise), earnings, operations, results of operations, management, properties, business or business prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”); or (iii) violate or conflict with any provision of the articles or certificate of incorporation, charter, bylaws or other governing documents of the Company or any of its Subsidiaries. No consent, approval, authorization, order or decree of any court or governmental or regulatory agency or body, or any arbitrator having jurisdiction over the Company or its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except (x) such as have been made or obtained under the Act, (y) as may be required under state securities or blue sky laws or (z) such as may be required pursuant to the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).

(l)     The Common Shares have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, and fully paid and nonassessable and free of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(m)    Other than as contemplated by this Agreement or described in each of the Sale Preliminary Prospectus and the Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(n)     [intentionally omitted].

(o)     The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve”) and is qualified and licensed to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification and licensing, except where failure to be so qualified or licensed would not have a Material Adverse Effect. Each Subsidiary has been duly organized and is in good standing under the laws of its jurisdiction of organization and is qualified and licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification and licensing, except where failure to be so qualified or licensed would not have a Material Adverse Effect. The activities of the Subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve set forth in Title 12 of the Code of Federal Regulations. The Company and its Subsidiaries have all requisite power and authority to own their respective properties and to conduct their respective businesses as currently being carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus.

(p)     The authorized, issued and outstanding capital stock of the Company is as set forth in the consolidated statement of financial condition of the Company as of December 31, 2016 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”), and incorporated by reference into the Registration Statement, Disclosure Package, Sale Preliminary Prospectus and Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Incorporated Documents or upon exercise of outstanding options pursuant to stock option plans described in the Incorporated Documents). The Common Stock conforms to the description thereof incorporated by reference into each of the Registration Statement, Sale Preliminary Prospectus and the Prospectus. All of the issued and outstanding shares of Common Stock have been, and the Common Shares to be sold by the Company pursuant hereto will be, duly authorized and validly issued, fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Incorporated Documents. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Incorporated Documents accurately and fairly summarize such plans, arrangements, options and rights.

(q)     With respect to any stock options, restricted stock or other equity awards (the “Equity Awards”) granted pursuant to any compensation plan of the Company or its Subsidiaries providing for the issuance of Equity Awards (the “Company Plans”), (A) each grant of an Equity Award was duly authorized no later than the date on which the grant of such Equity Award was by its terms to be effective by all necessary corporate action, and (B) each such grant was made in accordance with the terms of the Company Plans and all other applicable laws and regulatory rules or requirements.

(r)     The Company does not own or control, directly or indirectly, any corporation, limited liability company, trust, or other entity required to be listed in Exhibit 21 to the Company’s Form 10-K that is not so listed (or described in the Form 10-K).

(s)     All the outstanding shares of capital stock, debentures, membership interests or partnership interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. Such shares of capital stock, debentures, membership interests or partnership interests were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and all outstanding shares of capital stock, debentures, membership interests or partnership interests of the Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries free and clear of any security interests, claims, liens, charges or encumbrances.

(t)     Except for restrictions imposed by (i) applicable loan or credit facilities or (ii) applicable law, no Subsidiary is currently restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or membership or partnership interests, or from repaying any loans or advances made by the Company to such Subsidiary, and no Subsidiary is restricted from transferring any of its property or assets to the Company.

(u)     Neither the Company nor any Subsidiary is (i) in violation of its articles or certificate of incorporation, charter, bylaws or other governing documents, (ii) in violation of any judgment, decree, order, statue, rule or regulation of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) in violation, breach or default of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any such Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any such Subsidiary is subject, except, in the case of clauses (ii) and (iii), where any such violation, breach or default would not have, individually or in the aggregate, a Material Adverse Effect.

(v)     The Company and its Subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all items of personal property, described as being owned by them in the Incorporated Documents that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except as (i) do not materially interfere with the current or reasonably anticipated use of such properties; (ii) described in the Incorporated Documents (including pursuant to any credit facility, or document entered into in connection therewith); or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real and personal property held under leases by the Company and its Subsidiaries are held by them under valid and enforceable leases with such exceptions as are not material and do not materially interfere with the use of such properties by the Company and its Subsidiaries.

(w)     Each of the Company and its Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Incorporated Documents. None of the Company or its Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how.

(x)     Except to the extent that the Company is self-insured as described in the Incorporated Documents, the Company and its Subsidiaries have insurance coverage in such amounts and with such deductibles and covering such risks that the Company deems to be adequate to protect the Company and its Subsidiaries and their respective businesses and as are customary for their respective businesses including, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors’ and officers’ liability. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied during the last five years. There are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company and its Subsidiaries have in effect performance and payment bonds that the Company deems to be adequate for the conduct of their respective businesses as currently conducted, and neither the Company nor any of its Subsidiaries has knowledge that it will not be able to renew its existing performance and payment bonds or obtain new bonds as may be necessary to continue its business.

(y)     The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the applicable legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(z)     The Company and its Subsidiaries have filed all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), Section 59A), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax (collectively “Tax” or “Taxes”) returns, declarations, reports, claims for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (collectively, “Tax Returns”) that are required to be filed, and have paid or made provision for the payment of all Taxes required to be paid by any of them (whether or not shown on any Tax Return) and, if due and payable, any related assessment, fine, penalty, or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person. The Company has made adequate charges, accruals and reserves in the financial statements referred to in Section 1(g) above in respect of all Taxes for all periods as to which the Tax liability or obligation of the Company or any of its Subsidiaries has not been finally determined. No Tax deficiency has been asserted or, to the Company’s knowledge, threatened against the Company.

(aa)     The Company and each of its Subsidiaries have all consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits issued by the appropriate public, regulatory or governmental agencies and bodies, material to the ownership of their respective properties and conduct of their respective businesses as now being conducted and as described in the Incorporated Documents. The conduct of the business of the Company and each of the Subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations, (including, without limitation, all applicable regulations and orders of, or agreements with, the Federal Reserve, the FDIC, the Montana Division of Banking and Financial Institutions and any other regulatory authority having jurisdiction over them (each, a “Governmental Entity”) and the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, except where failure to be so in compliance would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(bb)     Since the date as of which information was given in the Sale Preliminary Prospectus through the date hereof, and except as otherwise disclosed in the Incorporated Documents, (i) there has been no change or development that could reasonably be expected to have a Material Adverse Effect (a “Material Adverse Change”); (ii) there have been no transactions entered into by the Company or its Subsidiaries which would materially affect the Company or its Subsidiaries, taken as a whole; (iii) except for regular quarterly dividends on the Common Stock in an amount per share that is consistent with past practices, as such past practices are described in the Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on its equity securities; (iv) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, indirect, direct or contingent; and (v) there has not been (A) any issuance of warrants, convertible securities or other rights to purchase equity securities of the Company or the capital stock or membership or other equity interests of any Subsidiary, or (B) any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company or any Subsidiary, other than borrowings after such dates under the credit facilities described in the Incorporated Documents. Neither the Company nor any of its Subsidiaries has any contingent liabilities which are not disclosed in the Incorporated Documents that are material to the Company and its Subsidiaries, taken as a whole.

(cc)     There is not pending or, to the knowledge of the Company, threatened or contemplated, any investigation, action, suit or proceeding to which the Company or any Subsidiary is a party or to which any of their assets may be subject, before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator, the disposition of which, individually or in the aggregate, would reasonably be expected to (i) have a Material Adverse Effect, or (ii) materially and adversely affect the Company’s performance under this Agreement or the consummation of any of the transactions contemplated hereby; and there are no current or pending actions, suits or proceedings that are required under the Securities Act to be described in the Sale Preliminary Prospectus, the Prospectus or the Disclosure Package that are not so described.

(dd)     None of the Company or any Subsidiary is, nor will any of them be, after giving effect to the offer and sale of the Common Shares, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ee)     Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the resale of the Common Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act.

(ff)     All offers and sales of the Company’s capital stock prior to the date hereof were at all relevant times (i) duly registered under the Act, and duly qualified or registered under the requirements of all applicable state securities or Blue Sky laws, or (ii) exempt from the registration requirements of the Act, and were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws; and all offering materials prepared in connection therewith did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(gg)     Each of the Company and its Subsidiaries, and each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company and its Subsidiaries or their “ERISA Affiliates” (as defined below) have any liability (each, a “Plan”), are in compliance in all material respects with all applicable statutes, rules and regulations, including ERISA and the Code. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. With respect to each Plan subject to Title IV of ERISA, (a) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (d) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under (i) Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA), or (ii) Sections 412 or 4971 of the Code. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred or is expected to occur, whether by action or by failure to act, which would cause the loss of such qualification.

(hh)     To the knowledge of the Company, no hazardous substances, hazardous wastes, pollutants or contaminants (i) have been released, deposited or disposed of in, on or under any properties during the period in which the Company or any Subsidiary has owned, leased, managed, controlled or operated such properties; or (ii) have been released, deposited or disposed of by or on behalf of the Company in, on or under any such properties, in the case of each of clauses (i) and (ii) in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any release, violation or remedial action (other than remedial actions of the type routinely carried out at facilities of like character to those operated by the Company and its Subsidiaries) which would not have, or would not be reasonably expected to have, individually or in the aggregate with all such releases, violations or remedial actions, a Material Adverse Effect. To the knowledge of the Company, neither the Company nor its Subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic material; and the Company and its Subsidiaries, have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and each of the Company and its Subsidiaries, are in compliance with all terms and conditions of any such permit, license or approval.

(ii)     No labor disturbance by the employees of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect exists or, to the knowledge of the Company, is contemplated or threatened.

(jj)     Neither the Company nor its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to an order or directive by, or is a recipient of any extraordinary supervisory letter from any Governmental Entity, specifically directed at the Company or its Subsidiaries, which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have the Company and its Subsidiaries, been advised in writing by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, specifically directed at the Company or its Subsidiaries. The Company and its Subsidiaries, and their respective operations, comply in all material respects with all applicable laws and regulations, including, without limitation, those relating to the practice of banking.

(kk)     No report or application filed (after giving effect to any amendments thereto) by the Company or any Subsidiary with any Governmental Entity (each such report or application, together with all exhibits thereto, a “Regulatory Report”), as of the date it was filed (after giving effect to any amendments thereto), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading when made or failed to comply in all material aspects with the applicable requirements of any Governmental Entity, as the case may be. The Company and each Subsidiary have filed each Regulatory Report that they were required to file with any Governmental Entity which is material to or could reasonably be expected to be material to the business, operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

(ll)     Each of the Subsidiaries has properly administered, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, in all respects material and which could reasonably be expected to be material to the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor. Neither any of the Subsidiaries nor any director, officer or employee of any Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and the accountings for each such fiduciary account are true and correct in all respects material to the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and accurately reflect the assets of such fiduciary account in all respects material to the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

(mm)    The Company’s and its Subsidiaries’ internal control over financial reporting is effective and the Company and its Subsidiaries are not aware of any material weaknesses in its internal control over financial reporting or any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(nn)     The Company and its Subsidiaries have established and maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 (e) under the Exchange Act which (i) are designed to ensure that material information relating to the Company, and its Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and (ii) are effective in providing reasonable assurance that material information relating to the Company and its Subsidiaries is made known to such persons, including during the period when the Company prepares its periodic reports to be filed with or furnished to the Commission. The Company does not have knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its Subsidiaries’ internal controls.

(oo)     All statistical or market-related data included in the Disclosure Package, Sale Preliminary Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(pp)     The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in with applicable regulatory standards and customary industry practices.

(qq)     Neither the Company nor any of its Subsidiaries, nor any director, officer, or to the knowledge of the Company, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, and will cause all of its Subsidiaries not to, knowingly directly or indirectly use the proceeds of the sale of the Common Shares, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)     Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of all liens, encumbrances defects or other restrictions of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries and except for such liens, encumbrances, defects or other restrictions of any kind that would not be material to the Company and its Subsidiaries. Such securities are valued on the books of the Company and its Subsidiaries in accordance with GAAP.

(ss)     All swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its obligations under any such agreement or arrangement except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt)     To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders that are required to be described in the Sale Preliminary Prospectus, the Prospectus and the Disclosure Package and that are not so described as required.

(uu)     Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(vv)     Neither the Company, its Subsidiaries nor any of their respective officers, directors or affiliates have caused any person, other than the Underwriters, to be entitled to reimbursement or compensation of any kind, including, without limitation, any compensation that would be includable as underwriter compensation under the FINRA’s Corporate Financing Rule with respect to this offering, as a result of the consummation of this offering based on any activity of such person as a finder, agent, broker, investment adviser or other financial service provider.

(ww)     Except as provided in that certain Agreement and Plan of Merger, dated as of September 5, 2017, by and among the Company, the Bank, TwinCo, Inc. and Ruby Valley Bank, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Common Shares by the Company pursuant to this Agreement.

(xx)     Each of the Company’s executive officers and directors has executed and delivered to the Underwriters a lock-up agreement in the form of Exhibit B hereto (“Lock Up Agreements”). Exhibit A hereto contains a true, complete and correct list of all executive officers and directors of the Company.

(yy)     The outstanding shares of Common Stock and the Common Shares being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the Nasdaq Global Market.

(zz)     To the Company’s knowledge, the Company is in compliance with all of the provisions of the Sarbanes-Oxley Act of 2002 that are currently applicable to it and all of the provisions of the Act, the Exchange Act and the Rules and Regulations promulgated pursuant to such Act and Exchange Act that are currently applicable to the Company, except where the failure to be so in compliance would not have a Material Adverse Effect.

(aaa)     The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors, agents or fiduciaries to the Company. Additionally, the Underwriters are not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

2.       Purchase, Sale and Delivery of Common Shares.

(a)     On the basis of the representations, warranties and agreements herein contained, and on the terms but subject to the conditions herein set forth, the Company agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, an aggregate of 1,050,000. Common Shares. The purchase price per share of Common Stock to be paid by the several Underwriters to the Company shall be $17.155.

(b)     Delivery of the Firm Common Shares to be purchased by the several Underwriters against payment therefor shall be made as provided in this Section 2 at 8:00 a.m. Eastern Time on October 13, 2017 or at such other time and date, not later than ten business days after such date as the Representative shall designate by notice to the Company, such time and date of payment and delivery being herein called the “Closing Date.”

(c)     In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, the Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time or from time to time upon notice by the Representative on behalf of the Underwriters to the Company, which notice may be given at any time within 30 days from the date of this Agreement. If the Underwriters’ right to purchase is exercised as to all or any portion of the Optional Common Shares, each Underwriter, acting severally and not jointly, will purchase that number of Optional Common Shares then being purchased that bears the same proportion to the total number of Optional Common Shares then being purchased as the number of Firm Common Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Common Shares, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares. The time and date of delivery of the Optional Common Shares, if subsequent to the Closing Date, is referred to herein as the “Option Closing Date” and shall be determined by the Representative on behalf of the Underwriters and shall be the date specified in such notice of exercise. The Representative on behalf of the Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)     Payment for the Common Shares shall be made at the Closing Date (and, if applicable, at the Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(e)     The Company hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by the Company to the Underwriters, or otherwise in connection with the performance of the Company’s obligations hereunder.

(f)     The Company shall deliver, or cause to be delivered, a credit representing the Firm Common Shares to an account or accounts at the Depository Trust Company, New York, New York (“DTC”), as designated by the Representative for the accounts of the Representative and the several Underwriters at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company also shall deliver, or cause to be delivered, a credit representing the Optional Common Shares that the Underwriters have agreed to purchase at the Closing Date (or the Option Closing Date, as the case may be), to an account or accounts at DTC as designated by the Representative for the accounts of the Representative and the several Underwriters, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters hereunder.

(g)     It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. D.A. Davidson & Co., individually and not as the Representative, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds may not have been received by the Representative by the Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(h)     Not later than 12:00 noon Eastern Time, on the second business day following the date the shares of Common Stock are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered to each Underwriter copies of the Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement in such quantities and at such places as such Underwriter shall reasonably request.

3.       Offering by the Underwriters.

The Underwriters hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Sale Preliminary Prospectus and the Prospectus, the Firm Common Shares (and Optional Common Shares, as the case may be) as soon after this Agreement has been executed as the Representative, in its sole judgment, determines is advisable and practicable.

4.       Covenants.

A.           Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

(a)     The Company will notify the Representative promptly (i) of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective; (ii) any supplement to the Prospectus or the Sale Preliminary Prospectus has been filed; (iii) of the receipt of any comments from the Commission; and (iv) of any request by the Commission for any amendment or supplement to the Registration Statement, Prospectus or the Sale Preliminary Prospectus or additional information. If required by Rule 430A, Rule 430B and Rule 430C of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information required by Rule 430A, Rule 430B and Rule 430C with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A, Rule 430B and Rule 430C, if applicable. If the Company has elected to rely upon Rule 462 of the Rules and Regulations, the Company will prepare and file a registration statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462. The Company will not file any amendment or supplement to the Registration Statement, Disclosure Package, Prospectus or the Sale Preliminary Prospectus which is not in compliance with Sections 424(b), 430A, Rule 430B and Rule 430C or 433 of the Act or to which the Representative shall reasonably object by notice to the Company after having been furnished a copy thereof a reasonable time prior to the filing.

(b)     The Company will advise the Representative, promptly after the Company receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction or quoted for trading on the Nasdaq Global Market, or of the initiation or, to the Company’s knowledge, threatening of any proceeding for any such purpose; and the Company will use its best efforts to prevent the issuance of any stop order or suspension or to obtain its withdrawal if such a stop order or suspension should be issued.

(c)     During the period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or a dealer (the “Distribution Period”), the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in effect, so far as necessary to permit the sale and distribution of the Common Shares by the Underwriters as contemplated by the provisions hereof and the Prospectus. If, during the Distribution Period, the Sale Preliminary Prospectus is being used to solicit offers to purchase Common Shares at a time when the Prospectus is not yet available and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Sale Preliminary Prospectus in writing in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Sale Preliminary Prospectus to comply with applicable law, the Company shall promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Sale Preliminary Prospectus so that the statements in the Sale Preliminary Prospectus as so amended or supplemented will not, in the light of the circumstances when the Sale Preliminary Prospectus is delivered to a prospective purchaser, be misleading or so that the Sale Preliminary Prospectus, as amended or supplemented, will comply with applicable law. If during the Distribution Period any event occurs, or fails to occur, as a result of which, in the judgment of the Company or in the opinion of the Underwriters, (i) the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or (ii) it becomes necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, then the Company will promptly notify the Representative and will prepare and file with the Commission, and furnish at its own expense to each Underwriter, an amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Act.

(d)     The Company shall cooperate with the Underwriters and their counsel in endeavoring to qualify the Common Shares for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and other jurisdictions of the United States as the Representative may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to service of general process, to qualification to do business as a foreign entity, to registration as a securities dealer or to taxation as a foreign corporation. In each jurisdiction in which the Common Shares have been so qualified, the Company will file such statements and reports as may be required to be filed by it by the laws of such jurisdiction to continue such qualification in effect so long as required for the distribution of such securities.

(e)     During the Distribution Period, the Company shall furnish to the Representative copies of (i) the Registration Statement as originally filed (including all exhibits filed therewith), each amendment thereto (without exhibits) and (ii) each of the Preliminary Prospectuses, the Prospectus and all amendments and supplements thereto, in each case as soon as available and, with respect to the documents in clause (ii), in such quantities as the Representative may from time to time reasonably request.

(f)     For a period of two years commencing with the date hereof, the Company will furnish to the Representative copies of all documents, reports and other information furnished by the Company to the holders of its Common Stock generally except, in each case, if available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(g)     The Company shall make generally available to holders of the Common Stock as soon as practicable, but in any event not later than 15 months after the “effective date of the Registration Statement” (as defined in Rule 158(c)) of the Rules and Regulations), an earnings statement (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including Rule 158).

(h)     The Company will use the net proceeds received by it from the sale of the Common Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(i)     The Company shall not take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

(j)     For so long as the shares of Common Stock sold in the offering contemplated by this Agreement are listed on the Nasdaq Global Market or a comparable securities exchange or market, the Company shall engage and maintain a registrar and transfer agent for the Common Stock.

(k)     The Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act during the Distribution Period.

(l)     For a period of 90 days after the date of the Prospectus (the “Lock-Up Period”) the Company will not, without the prior written consent of the Representative on behalf of the Underwriters, (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or enter into a transaction that would have the same effect; or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise; (2) publicly disclose the intention to make any such offer, sale, hypothecation, pledge, grant or disposition, or to enter into any such transaction, swap, hedge or other arrangement; or (3) except for a registration statement on Form S-4 in connection with the Company’s acquisition of TwinCo, Inc., file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock; provided, however, that the foregoing restrictions do not apply to (i) the registration of the Common Shares and the sales thereof to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Prospectus and the Incorporated Documents, and (iii) the grant of employee stock options not exercisable during the Lock-Up Period or restricted stock pursuant to the Company Plans and described in the Incorporated Documents, provided, further, that, if (x) within 17 days of the expiration of the Lock-Up Period, the Company issues an earnings release or discloses material news, or a material event relating to the Company occurs, or (y) before the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in any such case the restrictions imposed by this Section 4(A)(l) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, the disclosure of the material news or the occurrence of the material event; provided, moreover, that the foregoing clause shall not apply if the Company delivers to the Underwriters, not sooner than 18 nor later than 16 days before the last day of the Lock-Up Period, a certificate, signed by the chief financial officer or chief executive officer of the Company, certifying on behalf of the Company that the shares of Common Stock are “actively traded securities,” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act.

(m)     The Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by existing Lock-Up Agreements for the duration of the periods contemplated in such agreements.

(n)     The Company shall not, without the prior written consent of the Representative, prepare or use a Free Writing Prospectus in connection with the offering and sale of the Common Shares or take any actions that would require the Company or the Underwriters to file a Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, or retention where required, and legending. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein as identified in Section 10 hereof.

B.          Covenants of the Underwriters. Each Underwriter severally agrees that, without the prior written consent of the Company, it will not make any offer relating to the Common Shares that would constitute a Free Writing Prospectus required to be filed by the Company or such Underwriter with the Commission or retained by the Company under Rule 433 of the Act. The Company and such Underwriter each represent and agree that any such Free Writing Prospectus, the use of which has been consented to by the Company and such Underwriter, is listed on Annex I.

5.       Costs and Expenses.

(a)     Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs, fees and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the issuance, transfer and delivery of the Common Shares; (ii) all expenses and fees (including fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery (including electronic delivery) and shipping of the Registration Statement, each Preliminary Prospectus, the Disclosure Package and the Prospectus and amendments and supplements to any of the foregoing and any such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Common Shares; (iii) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) the Common Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriters shall designate; (iv) the fees and expenses of the transfer agent and registrar; (v) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Common Shares; (vi) fees incurred to quote the Common Shares for trading on the Nasdaq Global Market; (vii) all costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Common Shares; (viii) all expenses and taxes incident to the sale and delivery of the Common Shares by the Company; (ix) on-line data room fees; and (x) the reasonable expenses of the Underwriters in connection with the offering of the Common Shares (including the reasonable fees and expenses of Underwriters’ counsel), except as otherwise set forth in this Section 5(a), up to a maximum of $75,000.

(b)     Except as provided in this Section 5, Section 7, and Section 9(b), the Underwriters will pay all of their own costs and expenses, including, without limitation, transfer taxes on the resale of any shares of Common Stock by the Underwriters and any advertising expenses incurred in connection with any offers that they may make.

(c)     If the sale of the Common Stock provided for herein is not consummated for any reason, then the Company shall reimburse the Underwriters for all out-of-pocket disbursements (including, without limitation, reasonable fees and disbursements of counsel for the Underwriter) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Common Shares or in contemplation of performing their obligations hereunder.

6.       Conditions of Each Underwriter’s Obligations.

The obligations of each Underwriter to purchase and pay for the Firm Common Shares as provided herein on the Closing Date and, with respect to the Optional Common Shares, the Option Closing Date, are subject to the accuracy of the Company’s representations and warranties set forth in Section 1 hereof, as of the date hereof and at the Closing Date (as if made at the Closing Date) and, with respect to the Optional Common Shares, as of the Option Closing Date (as if made at the Option Closing Date), to the timely performance by the Company of its covenants and other obligations hereunder, and to the following additional conditions:

(a)     All filings required by Rules 424 and 430A of the Rules and Regulations shall have been timely made; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act; any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)     Between the date hereof and the Closing Date (or the Option Closing Date, as the case may be), no Material Adverse Change shall have occurred or become known to the Company that, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering of the Common Shares as contemplated by the Prospectus.

(c)     The Representative shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion of Nixon Peabody LLP, counsel for the Company, substantially in the form of Exhibit C attached hereto, which opinion shall be dated the Closing Date and the Option Closing Date, as the case may be, and addressed to the Underwriters.

(d)     The Representative shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion from Holland & Knight LLP counsel for the Underwriters, dated the Closing Date and the Option Closing Date, as the case may be, and addressed to the Underwriters, as to such matters as the Representative may reasonably request.

(e)     At the time of the execution of this Agreement, the Representative shall have received a letter from Davis Kinard & Co., PC, independent registered public accountants, a letter dated the date hereof, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Disclosure Package.

(f)     At the Closing Date and the Option Closing Date, as the case may be, the Representative shall have received a letter from Davis Kinard & Co., PC, independent registered public accountants, to the effect that they reaffirm the statements in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date and the Option Closing Date, as the case may be, with respect to the financial statements and certain financial information contained in the Prospectus.

(g)     The Representative shall have received, on the Closing Date and the Option Closing Date, as the case may be, a certificate of the Company, dated the Closing Date or the Option Closing Date, as the case may be, signed by the Chief Executive Officer and the Chief Financial Officer of the Company (any certificate signed by any officer of the Company and delivered to the Representative pursuant to this Section 6(g) shall be deemed a representation and warranty by the Company, and not in their individual capacity, to the Underwriters and shall be deemed to be a part of Section 1 and incorporated therein by reference), to the effect that:

(i)     the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;

(ii)     for the period from and after the date hereof and prior to the Closing Date, there has not occurred any Material Adverse Change;

(iii)    no stop order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued to the Company by the Commission nor has the Company received notice that any proceedings have been instituted or, to the Company’s knowledge, threatened for that purpose.

(iv)     (1) as of the effective date of the Registration Statement, neither the Registration Statement nor any amendments thereto contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading, and (2) since the effective date of the Registration Statement, there has not occurred any event required to be set forth in a supplement to or an amendment of the Prospectus that has not been so set forth in such supplement or amendment;

(v)     the Prospectus as of its date and the Closing Date or the applicable Option Closing Date, as the case may be, did not contain or does not contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vi)     the Disclosure Package, as of the Initial Sale Time, did not contain or does not contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)     The Representative and counsel for the Underwriters shall have received, on or before each of the Closing Date and the Option Closing Date, as the case may be, such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements, herein contained.

(i)     On or prior to the date hereof, each of the Company’s executive officers and directors shall have furnished to the Representative the Lock-Up Agreements, which shall be in full force and effect on each of the Closing Date and the Option Closing Date.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Common Shares, at any time prior to the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7 and Section 8 shall at all times be effective and shall survive such termination.

All opinions, certificates, letters and other documents delivered pursuant to this Section 6 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the reasonable judgment of the Representative.

7.       Indemnification and Contribution.

(a)     The Company and the Bank, jointly and severally, agree to indemnify and hold each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act, harmless against any losses, claims, damages, liabilities or expenses (“Losses”), to which such Underwriter may become subject under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Losses (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Bank will not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Issuer Free Writing Prospectus, Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by such Underwriter consists of the Underwriters’ Information, defined and described as such in Section 10 hereof. Notwithstanding the foregoing, the indemnification provided for in this Section 7(a) shall be limited with respect to the Bank to the extent necessary if (i) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such indemnification violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank, (ii) a Governmental Entity notifies the Bank that any indemnification would result in an adverse impact on the Bank’s examination ratings, or (iii) such indemnification would give rise to civil money penalties or other sanctions.

(b)     Each Underwriter agrees, severally and not jointly, to indemnify and hold the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Act, harmless from and against any Losses to which any such person may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter, specifically for use in the preparation thereof, it being understood and agreed upon that the only such information furnished by such Underwriter consists of the Underwriters’ Information, defined and described as such in Section 10 hereof.

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party (i) unless and to the extent the failure results in the forfeiture by the indemnifying party of substantial rights and defenses, (ii) for contribution or (iii) otherwise than under this Section 7. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

After notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under the applicable subsection above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)     The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Losses by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (x) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)     If the indemnification provided for in this Section 7 is unavailable or insufficient to hold an indemnified party harmless under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The obligations the Company and the Bank to contribute in this Section 7(e) are joint and several. Notwithstanding the foregoing, the contribution obligation of the Bank provided for in this Section 7(e) shall be limited with respect to the Bank to the extent necessary if (i) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such contribution violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank, (ii) a Governmental Entity notifies the Bank that any contribution would result in an adverse impact on the Bank’s examination ratings, or (iii) such contribution would give rise to civil money penalties or other sanctions.

The Company and each Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the first paragraph of this subsection (e). The amount paid by an indemnified party as a result of the Losses referred to in the first paragraph of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Common Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Common Shares they have purchased hereunder, and not joint.

(f)     The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have, including liability for Losses incurred by the Underwriters, their officers and employees that arise out of or are based in whole or in part upon (i) any inaccuracy in the representations and warranties of the Company contained herein or (ii) the failure of the Company to perform its obligations hereunder or under law and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act. The obligations of each Underwriter under this Section 7 shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

(g)     Any Losses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such Losses are incurred, but in all cases, no later than thirty (30) days after receipt of an invoice by the indemnifying party.

(h)     The parties to this Agreement hereby acknowledge that they are sophisticated business persons and were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in the light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

8.       Representations and Agreements to Survive Delivery.

All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Company and the Underwriters contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, the Company or any of its officers, directors or controlling persons, and shall survive delivery of, and payment for, the Common Shares to and by the Underwriters hereunder and any termination of this Agreement. A successor to an Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 7.

9.       Termination.

(a)     The Underwriters shall have the right to terminate this Agreement, by notice given by the Representative to the Company as hereinafter specified, at any time at or prior to the Closing Date or, in the case of the Optional Common Shares, prior to the Option Closing Date (i) if there shall have occurred a Material Adverse Change (regardless of whether any loss associated with such Material Adverse Change shall have been insured) or development involving a prospective Material Adverse Change that, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Common Shares; (ii) if there has occurred an outbreak or escalation of hostilities between the United States and any foreign power, an outbreak or escalation of any insurrection or armed conflict involving the United States, or any other calamity or crisis, or material adverse change or development in political, financial or economic conditions having an effect on the U.S. financial markets that, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Common Shares; or (iii) if trading in the Common Stock has been suspended or limited by the Commission or the Nasdaq Global Market, or if trading in securities generally on either the New York Stock Exchange or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the Nasdaq Global Market or by order of the Commission or any other governmental authority, or FINRA, (iv) if a general banking moratorium has been declared by federal, Montana, or New York authorities, or (v) if there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

(b)     If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of (i) the Company to the Underwriters, except as provided in Section 5 hereof; (ii) the Underwriters to the Company, or (iii) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination and remain operative and in full force and effect.

10.     Information Furnished by an Underwriter.

The Company hereby acknowledges that the only information that any Underwriter has furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the following statements set forth under the caption “Underwriting” in the Prospectus, which each Underwriter severally confirms are correct: (A) the first paragraph appearing in the prospectus supplement in the section entitled, “Underwriting– Commissions, Discounts and Offering Expenses,” (B) the section entitled “Underwriting– Price Stabilization, Short Positions and Penalty Bids,” (C) the section entitled “Underwriting– Passive Market Making,” and (D) the section entitled “Underwriting– Electronic Distribution” (collectively, the Underwriters’ Information”).”

11.     Defaulting Underwriters; Expense Reimbursement.

(a)     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Common Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Common Shares that any Underwriter has agreed to purchase pursuant to this agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Common Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Common Shares and the aggregate number of Firm Common Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Common Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Common Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Sale Preliminary Prospectus, in the Preliminary Prospectus, in the Base Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Optional Common Shares and the aggregate number of Optional Common Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Optional Common Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (v) terminate their obligation hereunder to purchase the Optional Common Shares to be sold on such Option Closing Date or (vi) purchase not less than the number of Optional Common Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(b)     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all actual accountable expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.     Notices.

Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed or delivered:

If to the Underwriters:

D.A. Davidson & Co.

8 Third Street North

Great Falls, Montana 54901

Attention: Syndicate Department

with a copy to:

Holland & Knight LLP

800 17th Street

Suite 1100

Washington, DC 200006

Attention:  Norman B. Antin, Esq.

Jeffrey D. Haas, Esq.

If to the Company:

Eagle Bancorp Montana, Inc.

1400 Prospect Avenue

Helena, Montana 59601

Attention: Pete Johnson, President & Chief Executive Officer

with a copy to:

Nixon Peabody LLP

799 9th Street, NW

Suite 500

Washington, DC 20001

Attention:  Raymond J. Gustini, Esq.

Lloyd H. Spencer, Esq.

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

13.     Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Common Shares from the Underwriters.

14.     Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

15.     Severability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such changes as are necessary to make it valid and enforceable.

16.     General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto (it being understood that execution by the Representative of any such amendment or modification shall constitute execution by the Underwriters), and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Nothing herein contained shall constitute any Underwriter an unincorporated association or partner with the Company.

17.     No Fiduciary Duty.

The Company acknowledges and agrees that (i) the purchase and sale of the Common Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the several Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency, fiduciary or similar duty in connection with the transactions contemplated hereby or the process leading thereto.

18.     Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement in accordance with its terms.

Very Truly Yours,

EAGLE BANCORP MONTANA, INC.

By	/s/ Peter J. Johnson

Print Name: Peter J. Johnson
Title: President and Chief Executive Officer

OPPORTUNITY BANK OF MONTANA

By:	/s/ Peter J. Johnson

Print Name: Peter J. Johnson
Title: President and Chief Executive Officer

CONFIRMED AND ACCEPTED
    as of the date first above written:

D. A. DAVIDSON & CO.

Acting on behalf of itself
    and the several Underwriters named in
    Schedule I hereto.

By: D.A. DAVIDSON & CO.

By:          /s/ Thomas M. Hayes

Name: Thomas M. Hayes

Title:   Director, Investment Banking

SCHEDULE I

Underwriter	Number of Firm Common Shares To Be Purchased
D. A. Davidson & Co.	840,000
FIG Partners, LLC	210,000
Total:	1,050,000

ANNEX I

Issuer Free Writing Prospectus

1.	Issuer Free Writing Prospectus dated October 10, 2017, filed by the Company on October 10, 2017 pursuant to Rule 433 of the Act.

ANNEX II

Pricing Terms

Price per share to the public: $18.25

Underwriting discount per share 1.095

Offering proceeds to the Company (after underwriting discount but before expenses): $18,012,750

Closing Date: October 13, 2017

Exhibit A

Individuals Executing

Lock-up Agreements

T. McCarvel

D. Field

L. Dreyer

S. Cape

L. Dickey

R. Hays

P. Johnson

T. Zepeda

T. Chemodurow

L. Clark

C. Nash

R. Amdahl

M. Rude

J. Maierle

Exhibit B

Form of Lock-up Agreement

FORM OF LOCK-UP AGREEMENT

October 11, 2017

D. A. Davidson & Co.

As Representative of the several
Underwriters to be named in the
Underwriting Agreement referred to below

8 Third Street North
The Davidson Building

Great Falls, Montana 59401

Ladies and Gentlemen:

The undersigned understands that D.A. Davidson & Co., as representative of the several underwriters to be named in the Underwriting Agreement referred to below (the “Underwriters”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Eagle Bancorp Montana, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of D.A. Davidson & Co. on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”):

(1)     sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or enter into a transaction that would have the same effect; or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise; or

(2)     publicly disclose the intention to make any such offer, sale, hypothecation, pledge, grant or disposition, or to enter into any such transaction, swap, hedge or other arrangement;

provided, however, that notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (a) as a bona fide gift or gifts; (b) by will or intestacy; or (c) to any member of the undersigned immediate family or a trust created for the direct or indirect benefit of the undersigned or the immediate family thereof, provided that, in any such case, the transferee or transferees shall be required to execute and deliver to the Underwriters, before such transfer, an agreement to be bound by the restrictions on transfer described herein.

The foregoing restrictions shall also not apply to (a) sales pursuant to any contract, instruction or plan in effect on the date hereof that satisfies the requirements of Rule 10b5-1(c)(1)(i)(B) (a “10b5-1 Plan”); (b) sales or transfers to the Company, to satisfy any tax withholding obligations of the Company or the undersigned, or to satisfy the exercise price of stock options by the undersigned, upon the exercise or vesting of equity awards outstanding or hereinafter granted or the exercise or vesting of outstanding restricted stock awards or other similar equity incentive awards that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement; or (c) sales or transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to holders of the Common Stock involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Common Stock shall remain subject to the restrictions contained in this Agreement.

Notwithstanding the agreement not to make any disposition during the 90-day lock-up period, the foregoing restrictions shall not apply to any grant or exercise of options (but shall apply to sales in connection with cashless exercises of options) or vesting of restricted shares pursuant to the Company’s 2011 Stock Incentive Plan for Directors, Officers and Employees.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock unless transferred in compliance with the restrictions set forth in this lock-up agreement. Without limiting the restrictions herein, any transfer of the undersigned’s shares of Common Stock shall remain at all times subject to applicable securities laws, including without limitation, the resale restrictions imposed by Rule 144 promulgated under the Securities Act of 1933, as amended.

If:

(1)	during the last 17 days of the 90-day restricted period provided for herein, the Company issues an earnings release or discloses material news or a material event relating to the Company occurs; or

(2)

prior to the expiration of the 90-day restricted period provided for herein, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, then the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18- day period beginning on the issuance of the earnings release, the disclosure of material news or the occurrence of the material event. The foregoing clause, however, shall not apply if the Company delivers to the Underwriters, not sooner than 18 nor later than 16 days before the last day of the restricted period, a certificate, signed by the chief financial officer or chief executive officer of the Company, certifying on behalf of the Company that the shares of Common Stock are “actively traded securities,” as defined in Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended.

The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This lock-up agreement shall automatically terminate upon the earliest to occur, if any, of: (a) the date that the Company advises the Underwriters in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering; or (b) termination of the Underwriting Agreement before the closing of the Public Offering. Notwithstanding anything herein to the contrary, this agreement shall automatically terminate and be of no further effect as of 5:00 p.m. Eastern Standard Time on October 31, 2017, if a closing for the Public Offering has not yet occurred as of that time.

Very truly yours,

________________________
Name

________________________
Address